Exhibit 99.1

Expedia Group, Inc. Announces Proposed Private Offering of Senior Notes

SEATTLE, Washington – July 7, 2020 – Expedia Group, Inc. (“Expedia Group” or the “Company”) today announced that it is commencing a private offering of senior unsecured notes (the “Notes”), subject to market and other conditions. Expedia Group currently expects to use the net proceeds to redeem outstanding shares of its 9.5% Series A Preferred Stock after May 5, 2021, when the redemption premium is scheduled to decrease. Depending on business, liquidity and other trends or conditions, however, the Company may elect to use all or part of the proceeds for other general corporate purposes, which may include repaying, prepaying, redeeming or repurchasing other indebtedness in lieu of or pending such redemption.

There can be no assurance that the issuance and sale of the Notes will be consummated. The Notes will be offered and sold only to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect current expectations and projections about future events, are based on currently available information and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results and the timing and outcome of events may differ materially from those expressed or implied in the forward-looking statements for a variety of reasons, including, among others: risks related to the ongoing global coronavirus (COVID-19) pandemic and the significant adverse global impact that it has had on the travel industry and our business; an increasingly competitive global environment, as well as other risks detailed in our public filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2019, our quarterly report on Form 10-Q for the three months ended March 31, 2020 and Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on April 23, 2020 (File No.: 20809410). Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, you should not place undue reliance on those statements. We are not under any obligation, and do not intend, to publicly or otherwise update, review or revise any forward-looking statement or other statement in this document, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results express or implied by these forward-looking statements will not be realized.

About Expedia Group

Expedia Group (NASDAQ: EXPE) helps knock down the barriers to travel, making it easier, more enjoyable, more attainable and more accessible. We are here to bring the world within reach for customers and partners around the globe. We leverage our platform and technology capabilities across an extensive portfolio of businesses and brands to orchestrate the movement of people and the delivery of travel experiences on both a local and global basis. Our family of travel brands includes: Brand Expedia®, Hotels.com®, Expedia® Partner Solutions, Vrbo®, Egencia®, trivago®, Orbitz®, Travelocity®, Hotwire®, Wotif®, ebookers®, CheapTickets®, Expedia Group™ Media Solutions, Expedia Local Expert®, CarRentals.com™, Expedia® CruiseShipCenters®, Classic Vacations®, Traveldoo®, VacationRentals.com and SilverRail™.

© 2020 Expedia, Inc. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50

Media Contacts:

Dave McNamee

dmcnamee@expediagroup.com